      As filed with the Securities and Exchange Commission on July 10, 1998

                                                      Registration No. 333-56463
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                   TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                            OAK HILL FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

              Ohio                         6712                  31-1010517
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                           ---------------------------

                              14621 State Route 93
                               Jackson, Ohio 45640
                                 (740) 286-3283
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ---------------------------

                                  John D. Kidd
                      President and Chief Executive Officer
                            Oak Hill Financial, Inc.
                              14621 State Route 93
                               Jackson, Ohio 45640
                                 (740) 286-3283
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                          Copies of Correspondence to:

   H. Grant Stephenson, Esq.                        Terri R. Abare, Esq.
Porter, Wright, Morris & Arthur              Vorys, Sater, Seymour and Pease LLP
      41 South High Street                         221 East Fourth Street
      Columbus, Ohio  43215                        Cincinnati, Ohio  45202
         (614) 227-2155                                 (513)723-4000

                           ---------------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Effective Date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ----------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ----------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum     Proposed Maximum      Amount of
         Title of Each Class of          Amount to be      Offering Price     Aggregate Offering    Registration
      Securities to be Registered         Registered         Per Share*             Price*              Fee*
----------------------------------------------------------------------------------------------------------------
Common stock, without par value..........  1,006,250           $22.50             $22,640,625          $6,679
----------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the Common Stock as reported on the Nasdaq National Market on June 5, 1998.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Oak Hill Financial, Inc. Common Stock, without par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


 ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, if any. All amounts shown are estimates, except the SEC registration fee:

         SEC registration fee.....................................      $ 6,679
         Printing and engraving fee...............................       15,000
         Legal fees and expenses..................................       20,000
         Accounting fees and expenses.............................        5,000
         Blue Sky fees and expenses...............................        5,000
         Transfer agent and registrar fees and expenses...........        4,000
         Miscellaneous fees and expenses..........................        1,321

                  Total...........................................      $57,000
                                                                        -------

All the costs identified above will be paid by the Selling Shareholders.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Article VI of the Company's Regulations provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action (other than an action by or in the right of the Company) by reason of the fact that the person was or is a director of the Company; or while a director of the Company such person was or is serving at the request of the Company as a director, officer, or in some other agency capacity for another entity. The Company may indemnify any person who was or is a party or is threatened to be made a party to any action (other than an action by or in the right of the Company) by reason of the fact that the person was or is an officer, employee or agent of the Company, or while an officer, employee or agent of the Company was or is serving at the request of the Company as a director, officer or in some other agency capacity for another entity. Indemnification covers expenses (including attorney's fees), judgments, fines and amounts paid in settlements if such an aforementioned person acted in good faith and in a manner in which they reasonably believed to be in or not opposed to the best interests of the Company; and, with respect to a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. The termination of an action by judgment, order, settlement or conviction, or upon a plea of nolo contendere, shall not, by itself, create a presumption about a person's state of mind.

         The Company may indemnify any person who was or is a party or is threatened to be made a party in an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is a director, officer, employee or agent, or is serving at the request of the Company as a director, officer or in some other agency capacity for another entity. In actions by the Company, indemnification covers expenses (including attorney's fees) incurred by a person in connection with defense or settlement of such action if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. No indemnification shall be made in respect of (1) any action as to which such person is adjudged to be liable for negligence or misconduct in the performance of their duties, unless and only to the extent the court in which such action was brought determines upon application that such person is reasonably entitled to indemnity for such expenses as the court shall deem proper; or (2) any action in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code dealing with liability for unlawful loans, dividends or distributions.

         Any indemnification shall be made by the Company only as authorized in the specific case upon a determination that the indemnification was proper because the person met the applicable standard of conduct set forth above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum of disinterested directors; (2) in a written opinion by independent counsel; (3) by the shareholders; or (4) by the court where the action was brought. Any determination made by the disinterested directors or independent counsel shall be properly communicated to the person who threatened or brought the action by or in the right of the Company. Such person shall have the right, within ten days after notification, to petition the court to review the reasonableness of such determination. To the extent that a director or other person in an agency capacity has been successful on the merits or in defense of an action referred to above, that person shall be indemnified against expenses (including attorney's fees) reasonably incurred in connection with the action; this type of indemnification does not require an authorized determination by the Company.

         Expenses (including attorney's fees) incurred by a director in defending an action referred to above, except where the liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, shall be paid by the Company as they are incurred in advance of the final disposition of the action, if the director agrees to repay such amount if it is proved that the director's action or failure to act was undertaken with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company. Expenses (including attorney's fees) incurred by a director or other person in an agency capacity in defending an action referred to above, including an action brought against a director pursuant to
Section 1701.95 of the Ohio Revised Code, may be paid by the Company as incurred before final disposition of the action as authorized by the directors if such person agrees to repay the Company if it is ultimately determined that the person is not entitled to be indemnified.

         The indemnification authorized by Article VI is not exclusive of, and is in addition to, any other rights granted to those seeking indemnification under the Company's regulations, common law and corporation law of the State of Ohio, or vote of shareholders or disinterested directors. Indemnification rights shall continue in the person who has ceased to be affiliated with the Company and shall inure to such person's heirs, executors and administrators.

         The Company may purchase insurance on behalf of any person who was or is a director, officer, employee or agent of the Company, or was or is serving at the request of the Company as director, officer or in some other agency capacity for another entity, against liability that is asserted or incurred by such person in any such capacity, whether or not the Company has the power to indemnify such person against liability under the provisions of Article VI. Under Section 1701.13 of the Ohio General Corporation Law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 1701.13 of the Ohio General Corporation Law.

         The above discussion of the Company's Regulations and of Section 1701.13 of the Ohio General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Regulations and statute.

ITEM 16.          EXHIBITS.

      EXHIBIT                              EXHIBIT
      NUMBER                             DESCRIPTION
      ------                             -----------

         1 Underwriting Agreement among the Selling Shareholders, McDonald & Company Securities, Inc., and Advest, Inc. (Filed herewith)

       *2(a) Agreement and Plan of Merger, dated April 28, 1997, between Oak Hill Banks and Unity Savings Bank (reference is made to
                  Exhibit 2(a) of the Registrant's 8-K, filed on October 14, 1997, and incorporated herein by reference).

       *2(b) Supplemental Agreement, dated April 28, 1997, among Oak Hill Financial, Inc., Oak Hill Banks, and Unity Savings Bank (reference is made to Exhibit 2(b) of the Registrant's 8-K filed on October 14, 1997, and incorporated herein by reference).

       *3(a) Second Amended and Restated Articles of Incorporation (reference is made to Form SB-2, Exhibit 3(i), File No. 33-096216 and incorporated herein by reference).

       *3(b)      Restated Code of Regulations (reference is made to Form SB-2,
                  Exhibit 3(ii), File No. 33-96216 and incorporated herein by reference).

       *4(a) Reference is made to Articles FOURTH, FIFTH, SEVENTH, EIGHTH, TENTH AND ELEVENTH of the Registrant's Restated Articles of Incorporation (contained in the Registrant's Restated Articles of Incorporation filed as Exhibit 3(a) hereto) and Articles II, III, IV, VI and VIII of the Registrant's Amended and Restated Code of Regulations (contained in the Registrant's Amended and Restated Code of Regulations filed as Exhibit 3(b) hereto).

       *4(b) Rights Plan, dated January 23, 1998, between Oak Hill Financial, Inc., and Fifth Third Bank, (reference is made to
                  Exhibit 4.1 to the Form 8-A, filed with the Securities and Exchange Commission on January 23, 1998 and incorporated herein by reference).

         5        Opinion of Porter, Wright, Morris & Arthur regarding legality.
                  (Previously filed)

       *23(a)     Consent of Porter, Wright, Morris & Arthur (included in
                  Exhibit 5)

        23(b)     Consent of Grant Thornton LLP. (Previously filed)

         24       Powers of Attorney. (Previously filed)

-----------------------------------------------

*Incorporated by reference as indicated

ITEM 17.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes: (1) to file during any period in which offers or sales are being made, a post effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Ohio, on July 9, 1998.

                                                  OAK HILL FINANCIAL, INC.

                                                  By:  /s/ John D. Kidd
                                                     ------------------------
                                                      John D. Kidd, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                   TITLE                                      DATE
       ---------                                   -----                                      ----
     /s/ John D. Kidd                    President, Chief                                  July 9, 1998
-----------------------------------      Executive Officer, Director                )
         John D. Kidd                    (Principal Executive Officer)              )
                                                                                    )
                                                                                    )
        *Evan E. Davis                   Chairman of the Board                      )      July 9, 1998
-----------------------------------                                                 )
         Evan E. Davis                                                              )
                                                                                    )
                                                                                    )
        *Richard P. LeGrand              Executive Vice President and               )      July 9, 1998
-----------------------------------      Director                                   )
         Richard P. LeGrand                                                         )
                                                                                    )
                                                                                    )
        *H. Tim Bichsel                  Secretary and Treasurer                    )      July 9, 1998
-----------------------------------      (Principal Financial and Accounting        )
         H. Tim Bichsel                  Officer)                                   )
                                                                                    )
                                                                                    )
        *Barry M. Dorsey                 Director                                   )      July 9, 1998
-----------------------------------                                                 )
         Barry M. Dorsey                                                            )
                                                                                    )
                                                                                    )
        *Rick A. McNelly                 Director                                   )      July 9, 1998
-----------------------------------                                                 )
         Rick A. McNelly                                                            )
                                                                                    )
                                                                                    )
        *Donald R. Seigneur              Director                                   )      July 9, 1998
-----------------------------------                                                 )
         Donald R. Seigneur                                                         )
                                                                                    )
                                                                                    )
     /s/ H. Grant Stephenson             Director                                   )      July 9, 1998
-----------------------------------                                                 )
         H. Grant Stephenson                                                        )
                                                                                    )
                                                                                    )
        *C. Clayton Johnson              Director                                   )      July 9, 1998
-----------------------------------                                                 )
         C. Clayton Johnson                                                         )
                                                                                    )
                                                                                    )
        *D. Bruce Knox                   Director                                   )      July 9, 1998
-----------------------------------                                                 )
         D. Bruce Knox                                                              )
                                                                                    )
                                                                                    )
*By  /s/ H. Grant Stephenson                                                               July 9, 1998
   --------------------------------------
    H. Grant Stephenson, Attorney-in-fact
      for each of the persons indicated

                                  EXHIBIT INDEX

      EXHIBIT
      NUMBER                             DESCRIPTION
      ------                             -----------

         1 Underwriting Agreement among the Selling Shareholders, McDonald & Company Securities, Inc., and Advest, Inc. (Filed herewith)

       *2(a) Agreement and Plan of Merger, dated April 28, 1997, between Oak Hill Banks and Unity Savings Bank (reference is made to
                  Exhibit 2(a) of the Registrant's 8-K, filed on October 14, 1997, and incorporated herein by reference).

       *2(b) Supplemental Agreement, dated April 28, 1997, among Oak Hill Financial, Inc., Oak Hill Banks, and Unity Savings Bank (reference is made to Exhibit 2(b) of the Registrant's 8-K filed on October 14, 1997, and incorporated herein by reference).

       *3(a) Second Amended and Restated Articles of Incorporation (reference is made to Form SB-2, Exhibit 3(i), File No. 33-096216 and incorporated herein by reference).

       *3(b)      Restated Code of Regulations (reference is made to Form SB-2,
                  Exhibit 3(ii), File No. 33- 96216 and incorporated herein by reference).

       *4(a) Reference is made to Articles FOURTH, FIFTH, SEVENTH, EIGHTH, TENTH AND ELEVENTH of the Registrant's Restated Articles of Incorporation (contained in the Registrant's Restated Articles of Incorporation filed as Exhibit 3(a) hereto) and Articles II, III, IV, VI and VIII of the Registrant's Amended and Restated Code of Regulations (contained in the Registrant's Amended and Restated Code of Regulations filed as Exhibit 3(b) hereto).

       *4(b) Rights Plan, dated January 23, 1998, between Oak Hill Financial, Inc., and Fifth Third Bank, (reference is made to
                  Exhibit 4.1 to the Form 8-A, filed with the Securities and Exchange Commission on January 23, 1998 and incorporated herein by reference).

         5        Opinion of Porter, Wright, Morris & Arthur regarding legality.
                  (Previously filed)

       *23(a)     Consent of Porter, Wright, Morris & Arthur (included in
                  Exhibit 5)

        23(b)     Consent of Grant Thornton LLP. (Previously filed)

         24       Powers of Attorney. (Previously filed)

-----------------------------------------------

*Incorporated by reference as indicated